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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

Bulldog Technologies Inc.
Richmond, Canada

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 22, 2004 relating to the consolidated financial statements of Bulldog Technologies Inc., appearing in the Company's Annual Report on Form 10-KSB for the year ended August 31, 2004.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Dunwoody LLP
BDO DUNWOODY LLP

Vancouver, Canada
December 30, 2004